Exhibit 10.22

ADDENDUM TO AMENDED AND RESTATED OFFICE LEASE

THIS Addendum to Amended and Restated Office Lease dated this 16th day of May 2002 is entered into between MUM II, LLC (“Landlord”) and Horizon Dairy, Inc. (“Tenant”)

WHEREAS, simultaneously herewith the parties are entering into the Amended and Restated Office Lease for the rental of a portion of the Horizon Building  (the “Restated Lease”); and,

WHEREAS, toward the end of the negotiations for the Restated Lease but prior to the preparation of Exhibit C attached to the Restated Lease, Tenant requested that three new window openings be made to the area depicted on Exhibit C and that four new skylights be installed on the roof of the area depicted on Exhibit C; and,

WHEREAS, the Base Rent set forth in the Restated Lease was based upon the Premises without the three new window openings and four new skylights; and,

WHEREAS, the new window openings and skylights will cost the Landlord an additional $22,500 to install; and,

WHEREAS, the parties have agreed on how this extra cost will be shared between the parties and wish to set forth that agreement in this Addendum;

IT IS THEREFORE AGREED as follows:

1.                                       In consideration of the extra windows and skylights described above, Tenant shall pay Landlord the sum of $11,250 plus interest thereon at the rate of 7.15%  per annum in sixty payments of $223.56 per month beginning August 1, 2002  and ending on July 1, 2007.

2.                                       The sums set forth in paragraph 1 above shall be due regardless of whether the Restated Lease is terminated and the obligation to pay such sums shall survive the termination of the Restated Lease if the termination is due to the default of Tenant.

3.                                       Tenant acknowledges that cutting the openings in the existing concrete walls and roof in order to add the three new window openings and four skylights will cause a great deal of noise that will exceed the noise created by the other construction activity necessary to complete the work set forth on Exhibit C to the Restated Lease.  Landlord shall use commercially reasonable methods to minimize such noise, if feasible.  Nothing in this paragraph will affect Tenant’s rights under Section 11 of  the  Restated Lease.

IN WITNESS WHEREOF the parties have executed this Addendum on the day and year first above written.

HORIZON ORGANIC DAIRY, INC.

By:	/s/ Tom Briggs
Name: Tom Briggs
Title: CFO

MUM II, LLC

By:	/s/ Donald W. Unkefer
Donald W. Unkefer, Jr., Manager